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                                                                   Exhibit 10.3


                                TV FILME, INC.
                            STOCKHOLDERS AGREEMENT

            AGREEMENT, dated as of July 26, 1996, among Warburg, Pincus Investors, L.P. ("Warburg"), Tevecap S.A. ("Tevecap"), Maria Nise Studart Lins de Albuquerque ("Maria Nise Lins"), Hermano Studart Lins de Albuquerque ("Hermano Lins"), Carlos Andre Studart Lins de Albuquerque ("Carlos Andre Lins") and Maria Veronica Studart Lins de Albuquerque ("Maria Veronica Lins" and with Maria Nise Lins, Hermano Lins and Carlos Andre Lins, the "Lins Family") (each hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders").

                             W I T N E S S E T H :

            WHEREAS, each Stockholder is the owner of shares of common stock, par value $.01 per share (the "Common Stock"), of TV Filme, Inc., a Delaware corporation (the "Company"); and

            WHEREAS, the Company is contemplating an initial public offering (the "Initial Public Offering") of its Common Stock; and

            WHEREAS, the Stockholders desire to regulate certain aspects of the relationship between the Stockholders and among the Stockholders as such and desire to enter into this Agreement in order to effectuate such purposes;

            NOW, THEREFORE, in consideration of the premises and of the covenants, terms and conditions herein contained, the parties hereto mutually agree as follows:

            1. Election of Directors.

                  (a) (i) For so long as Tevecap and any persons or entities directly or indirectly controlling, controlled by or under common control (an "Affiliate") with Tevecap (a "Tevecap Affiliate") own beneficially in the aggregate at least 13% of the outstanding shares of Common Stock, Warburg and the Lins Family each agree to vote the shares of Common Stock of the Company owned by them, respectively, for two (2) individuals designated by Tevecap to be elected to the Board of Directors of the Company (the "Board"); and (ii) for so long as Tevecap and any Tevecap Affiliates own beneficially in the aggregate at least 5% of the outstanding shares of Common Stock, Warburg and the Lins Family each agree to vote the Common Stock of the Company owned by them, respectively, for one (1) individual designated by Tevecap to be elected to the Board.

                  (b) In the event that any director (a "Withdrawing Director") designated in the manner set forth in Section 1(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by Tevecap. Warburg and the Lins Family each agree to vote the shares of Common Stock of the Company beneficially owned by them, respectively, for the election to the Board of such Substitute Director promptly following his or her designation pursuant to this Section 1(b).
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            2. Tevecap Right of First Offer with Respect to Block Transfers by
Warburg.

                  (a) In the event that Warburg desires to make a Block Transfer (as hereinafter defined) of its shares of Common Stock of the Company (the "Warburg Subject Shares") other than to Affiliates of Warburg or to the limited partners of Warburg, Warburg shall so notify Tevecap (the "Warburg Notice"). For purposes of this Agreement, a Block Transfer shall mean a private sale of an amount of shares of Common Stock equal to at least 20% of the Company's then outstanding shares of Common Stock, to a single purchaser (or group of related purchasers) in one transaction (or a series of related transactions).

                  (b) Tevecap may, within ten days following the receipt of the Warburg Notice, by delivering a written notice to Warburg (a "Tevecap First Offer Notice"), offer to purchase all, but not less than all, of the Warburg Subject Shares at a cash price set forth in the Tevecap First Offer Notice. Warburg may, if it so elects, accept the Tevecap First Offer Notice within ten days following receipt of the Tevecap First Offer Notice, by written notice to Tevecap, in which event Warburg and Tevecap shall be obligated to consummate such transaction at a closing on a date scheduled by Warburg not less than three nor more than seven days following Warburg's acceptance notice.

                  (c) If Tevecap timely delivers a Tevecap First Offer Notice and if Warburg shall not so elect to accept it, Warburg shall have the right, for an additional ten days following the end of such ten day period, to agree to make a Block Transfer of all, but not less than all, of the Warburg Subject Shares to any person or entity (a "Third Party") at a price higher than the price set forth in the Tevecap First Offer Notice, provided that such Block Transfer is consummated within seven days from the date of such agreement and provided, further, that the price offered by such Third Party (the "Third Party Offer Price") is not less than 10% higher than the price set forth in the Tevecap First Offer Notice. If the Third Party Offer Price is less than 10% higher than the price set forth in the Tevecap First Offer Notice, then Warburg shall notify Tevecap of such Third Party Offer Price, enclosing a copy of the offer from such Third Party, and Tevecap shall have the right within ten days after receipt of such notice to acquire all, but not less than all, of the Warburg Subject Shares on the same terms offered by such Third Party. If Warburg has not agreed to make a Block Transfer of the Warburg Subject Shares within such ten day period, Warburg may elect to accept the Tevecap First Offer Notice within two days following the end of such ten day period, in which event Warburg and Tevecap shall be obligated to consummate such transaction at a closing on a date scheduled by Warburg not less than three nor more than seven days following Warburg's acceptance notice.

            3. Tag-Along Rights. If Warburg proposes to make a Block Transfer of its shares of Common Stock of the Company other than to Affiliates of Warburg or to the limited partners of Warburg, the Lins Family shall be offered, as provided below, the opportunity in connection with such proposed Block Transfer to sell its Common Stock on the same terms and conditions as those received by Warburg. Warburg shall give no less than five days' prior written notice of the proposed sale, including the name and address of the proposed purchaser, the number of shares of Common Stock proposed to be sold, the proposed price per share and the other terms and conditions of the proposed sale, to the Lins


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Family. The Lins Family may, if it so elects, accept the offer by written notice to Warburg within five business days after notice of the transaction is given, and then shall have the opportunity to sell to the purchaser(s) in such sale that number of shares of Common Stock owned by the Lins Family such that the number of shares to be sold to such purchaser(s) by the Lins Family, as a percentage of the outstanding Common Stock owned by the Lins Family as of the last day of such five business day period, shall equal the number of shares to be sold to such purchaser(s) by Warburg, as a percentage of the outstanding Common Stock owned by Warburg as of the last day of such five business day period. The number of shares of Common Stock to be sold by Warburg shall be reduced proportionately to the extent necessary to provide for the sale of Common Stock by the Lins Family. Without limitation of the foregoing, the foregoing rights shall apply in the context of a Block Transfer subject to
Section 2 hereof.

            4. Miscellaneous.

                  4.1. Effective Date. This Agreement shall be effective automatically upon consummation of the Initial Public Offering.

                  4.2. Term. This Agreement shall terminate as to Sections 2 and 3 hereof on July 20, 1999.

                  4.3. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Such remedies and all other remedies that may be provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  4.4. Notices. All notices, statements, instructions or other documents required to be given hereunder (collectively, "Notices"), shall be in writing and shall be given either by hand delivery or by facsimile transmission, addressed as follows:

                  if to Warburg, to:

                  Warburg, Pincus Investors, L.P.
                  c/o E.M. Warburg, Pincus & Co., Inc.
                  466 Lexington Avenue
                  10th Floor
                  New York, New York  10017
                  Facsimile No.: 212-878-9351
                  Attention:  Douglas M. Karp


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                  with a copy to:

                  Schulte Roth & Zabel
                  900 Third Avenue
                  New York, New York  10022
                  Facsimile No.:  212-593-5955
                  Attention:  Marc Weingarten, Esq.

                  if to Tevecap, to:

                  Televisao Abril
                  Rua Do Rocio 313
                  Sao Paulo, SP 04552-904, Brazil
                  Facsimile No.:  011-55-11-828-9200
                  Attention:  Luis Carlos Baliero, General Counsel

                  with a copy to:

                  Mayer Brown & Platt
                  1675 Broadway
                  New York, New York 10019
                  Facsimile No.:  212-262-1910
                  Attention:  Peter V. Darrow, Esq.

                  if to the Lins Family, to:
                  c/o TV Filme, Inc.

                  c/o ITSA-Intercontinental Telecomunicacoes Ltda. SCS, Quadra 07-Bl.A
                  Ed. Executive Tower, Sala 601
                  70.300-911 Brasilia-DF, Brazil
                  Facsimile No.: 011-55-61-323-5660
                  Attention: Hermano Studart Lins de Albuquerque

                  with a copy to:

                  Kelley Drye & Warren LLP
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, Connecticut 06901
                  Facsimile:  203-327-2669
                  Attention:  John Capetta, Esq.

Each Stockholder, by written notice given to the other parties hereto in accordance with this Section 4.4 may change the address to which notices, statements, instructions or other documents are to be sent to such Stockholder. All such notices, statements, instructions and other documents hereunder shall be deemed to have been given when received.


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                  4.5. Governing Law. Regardless of the place of execution, this
Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and to be performed entirely within such state.

                  4.6. Headings. All headings are inserted herein for convenience only and do not form a part of this Agreement.

                  4.7. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior written agreements and negotiations and oral understandings, if any, and this Agreement may not be amended, supplemented or discharged except by an instrument in writing signed by the parties hereto. In the event that any Stockholder shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulation, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Stockholders shall use their best efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

                  4.8. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver or a consent to the modification of the terms hereof unless given by that party in writing.

                  4.9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Each Stockholder may assign its rights herein to any purchaser of the capital stock of the Company purchased by it.

                  4.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have executed this
Stockholders Agreement as of the date first above written.

                               WARBURG, PINCUS INVESTORS, L.P.

                               By:   Warburg, Pincus & Co., its general partner

                               By:   /s/ Douglas M. Karp
                                     -------------------------------------------
                                     Name: Douglas M. Karp
                                     Title:

                               TEVECAP S.A.

                               By:   /s/ Jose Augusto Pinto Moreira
                                     -------------------------------------------
                                     Name: Jose Augusto Pinto Moreira
                                     Title:

                               By:   /s/ Claudio Cesar D'emilio
                                     -------------------------------------------
                                     Name: Claudio Cesar D'emilio
                                     Title:


                               /s/ Maria Nise Studart Lins de Albuquerque
                               -------------------------------------------------
                               Maria Nise Studart Lins de Albuquerque


                               /s/ Hermano Studart Lins de Albuquerque
                               -------------------------------------------------
                               Hermano Studart Lins de Albuquerque


                               /s/ Carlos Andre Studart Lins de Albuquerque
                               -------------------------------------------------
                               Carlos Andre Studart Lins de Albuquerque


                               /s/ Maria Veronica Studart Lins de Albuquerque
                               -------------------------------------------------
                               Maria Veronica Studart Lins de Albuquerque


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